Exhibit 4.11
Execution Version
FIRST LIEN PATENT SECURITY AGREEMENT
          THIS FIRST LIEN PATENT SECURITY AGREEMENT (this “Agreement”), dated as of August 31, 2010, is entered into by and among U.S. CONCRETE, INC., a Delaware corporation, SAN DIEGO PRECAST CONCRETE, INC., a Delaware corporation (each a “Grantor”, and collectively, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee and noteholder collateral agent (the “Noteholder Collateral Agent”) for the Secured Parties.
          Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Pledge and Security Agreement dated as of the date hereof among the Grantors and the Noteholder Collateral Agent (as such agreement may be amended, restated, supplemented or modified from time to time, the “Security Agreement”).
          WHEREAS, pursuant to the Security Agreement, each Grantor is required to grant a security interest to the Noteholder Collateral Agent, for the benefit of the Secured Parties, in all of the Grantors’ patents and all registrations and recordings thereof and applications in connection therewith, whether now owned or hereafter acquired, and wherever located, including the patents listed on Schedule 1 hereto (collectively, the “Secured Patents”).
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors and the Noteholder Collateral Agent hereby agree as follows:
     1. Grant of Security Interest.
     (a) Each Grantor hereby pledges, collaterally assigns and grants to the Noteholder Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the Secured Patents of such Grantor, including all reissues, extensions or renewals thereof.
     (b) The security interest granted hereby is granted in conjunction with the security interest granted to the Noteholder Collateral Agent under the Security Agreement and is subject to the terms and conditions of the Intercreditor Agreement. The rights and remedies of the Secured Parties with respect to the security interest granted hereby are further set forth in the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.
     2. Termination of Security Interest.
          The security interest created hereby shall terminate in accordance with the terms and conditions set forth in the Security Agreement.

     3. Modification of Agreement.
          This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement. Notwithstanding the foregoing, the Noteholder Collateral Agent may modify this Agreement, after obtaining the Grantors’ signatures to such modification, by amending Schedule 1 hereto to include reference to any right, title or interest in any patents currently owned by the Grantors or any patents acquired by the Grantors after the execution hereof or to delete any reference to any right, title or interest in any patents in which the Grantors no longer have or claim any right, title or interest.
     4. Governing Law.
          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.
     5. Successors and Assigns.
          This Agreement shall be binding upon and inure to the benefit of the Noteholder Collateral Agent and the Grantors and their respective successors and permitted assigns. The Grantors shall not, without the prior written consent of the Noteholder Collateral Agent given in accordance with the Security Agreement, assign any right, duty or obligation hereunder.
     6. Counterparts.
          This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic communication (including via email or PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Grantors and the Noteholder Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first above written.
[SIGNATURE PAGES FOLLOW]

SAN DIEGO PRECAST CONCRETE, INC., a Delaware corporation

By:

Name:
Title:

STATE OF	)

	)	ss:
COUNTY OF	)

          On August __, 2010, before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the _______________, on behalf of San Diego Precast Concrete, Inc., a Delaware corporation, the company herein named, and acknowledged to me that the company executed the within instrument pursuant to its bylaws and/or the resolutions of its board of directors.
WITNESS MY HAND AND/OR OFFICIAL SEAL.
(NOTARIAL STAMP OR SEAL)

Notary Public
My Commission Expires:

[Signature Page to Patent Security Agreement]

U.S. CONCRETE, INC., a Delaware corporation
By:
Name:
Title:

STATE OF	)

	)	ss:
COUNTY OF	)

          On August __, 2010, before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the _______________, on behalf of U.S. Concrete, Inc., a Delaware corporation, the company herein named, and acknowledged to me that the company executed the within instrument pursuant to its bylaws and/or the resolutions of its board of directors.
WITNESS MY HAND AND/OR OFFICIAL SEAL.
(NOTARIAL STAMP OR SEAL)
___________________________
           Notary Public
My Commission Expires:
______________________
[Signature Page to Patent Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Noteholder Collateral Agent
By:
Name:
Title:

STATE OF	)

	)	ss:
COUNTY OF	)

          On August __, 2010, before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as a _______________ on behalf of U.S. Bank National Association, a national banking association, and acknowledged to me that the bank executed the within instrument pursuant to its bylaws or a resolution of its board of directors.
WITNESS MY HAND AND/OR OFFICIAL SEAL.
(NOTARIAL STAMP OR SEAL)
___________________________
           Notary Public
My Commission Expires:
______________________
[Signature Page to Patent Security Agreement]

SCHEDULE 1
PATENT SECURITY AGREEMENT
Patents:

Date	Grantor	Patent No.	Title	Country
5/17/2005	San Diego Precast Concrete, Inc.	6,892,722	GRILLING APPARATUS	US

9/17/2002	U.S. Concrete, Inc.	6,451,105	CEMENTITIOUS COMPOSITION WITH LIMESTONE ACCELERATOR	US
Patent Applications:

Date	Grantor	Application No.	Title	Country
7/15/2009	U.S. Concrete, Inc.	12/503,610	Confidential	US

7/15/2009	U.S. Concrete, Inc.	12/503,622	Confidential	US

7/15/2010	U.S. Concrete, Inc.	PCT US2010/042109	Confidential	PCT

7/15/2010	U.S. Concrete, Inc.	PCT US2010/042056	Confidential	PCT
Schedule 1-1